                                                                                           Exhibit 23.1

M&K CPAS, PLLC
(Letterhead)

CONSENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

Z Trim Holdings, Inc.

We hereby consent to the incorporation by reference in this Form S-3 Registration Statement under the Securities Act of 1933 of Z Trim Holdings, Inc. (“the Company”) dated December 14, 2009, of our report dated April 15, 2009, relating to the Company’s financial statements appearing in the Form 10-K for the year ended December 31, 2008.

/s/ M&K CPAS, PLLC

Houston, Texas

December 14, 2009